UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2024

National CineMedia, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33296	20-5665602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 S. Syracuse Way, Suite 300
Centennial, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 792-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2024, National CineMedia, Inc. (the "Company") and Ronnie Y. Ng, the Company’s Chief Financial Officer, agreed to amend that certain employment agreement, dated as of September 27, 2021, by and between the Company and Mr. Ng (the "Employment Agreement" and as amended, the "Amended Employment Agreement"), which, among other matters, extends the term of Mr. Ng’s Employment Agreement with the Company to September 26, 2027. The Amended Employment Agreement has an effective date of September 27, 2024 (the “Effective Date”).

The Amended Employment Agreement also amends Mr. Ng's compensation and terms of eligibility under certain company programs. The Amended Employment Agreement provides that Mr. Ng’s annual base salary will be increased to $600,000. Mr. Ng will also be eligible to participate in the Company’s annual cash bonus program for senior executive officers, with a target annual bonus equal to 80% of his annual base salary. Any bonus related to fiscal year 2024 will be prorated to reflect the terms of the previous Employment Agreement for the portion of the year he operated under that agreement. Mr. Ng will also be eligible to receive a long-term incentive award each year during the term in such amounts, if any, and pursuant to such terms as may be determined in the sole discretion of the Compensation Committee of the Board of Directors.

The other provisions of the Amended Employment Agreement, including provisions related to termination, are generally consistent with the terms of the Employment Agreement as described in the Company’s 2024 Proxy Statement, dated March 28, 2024 and filed with the Securities and Exchange Commission (the "SEC").

The foregoing description of the Amended Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Employment Agreement, a copy of which will be filed with the SEC as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending September 26, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Date:	September 6, 2024	By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski Chief Executive Officer